UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2020

Q2 HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13785 Research Blvd, Suite 150

Austin, Texas 78750

(512) 275-0072

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Exchange and Subscription Transactions

On November 12, 2020, Q2 Holdings, Inc. (the “Q2,” “we,” “us” or “our”) issued a press release announcing that it had entered into privately negotiated exchange and/or subscription agreements (the “Exchange and Subscription Agreements”), with certain holders of its outstanding 0.75% Convertible Senior Notes due 2023 (the “2023 Notes”) and certain new investors pursuant to which Q2 will issue $350 million principal amount of 0.125% Convertible Senior Notes due 2025 (the “New Notes”) consisting of (a) $210.7 million of New Notes and either shares of Q2’s common stock, $0.0001 par value, or cash in exchange for approximately $181.9 million principal amount of the 2023 Notes (the “Exchange Transactions”) and (b) $139.3 million principal amount of New Notes for cash (the “Subscription Transactions”), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. Following the closing of the Exchange Transactions, $48.1 million in aggregate principal amount of 2023 Notes will remain outstanding with terms unchanged.

The Exchange Transactions and the Subscription Transactions are expected to close concurrently on or about November 18, 2020, subject to customary closing conditions. The issuance of the New Notes will occur under an indenture related to the New Notes, to be dated on or around November 18, 2020, between Q2 and Wilmington Trust, National Association, as trustee.

The New Notes will represent senior unsecured obligations of Q2 and will pay interest semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2021, at a rate of 0.125% per annum. The New Notes will mature on November 15, 2025, unless earlier converted, redeemed or repurchased. Prior to the close of business on the business day immediately preceding August 15, 2025, the New Notes will be convertible at the option of holders only upon the satisfaction of certain conditions and during certain periods. On or after August 15, 2025 until close of business on the second scheduled trading day preceding maturity, the New Notes will be convertible at the option of the holders at any time regardless of these conditions. The New Notes will be convertible into cash, shares of Q2’s common stock or a combination of cash and Q2’s common stock, at Q2’s election. The initial conversion rate is 7.1355 shares of Q2’s common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $140.14 per share, and will be subject to customary anti-dilution adjustments. On or after November 20, 2023, Q2 may redeem for cash all or any portion of the New Notes if the last reported sale price of Q2’s common stock has been at least 130% of the conversion price for the New Notes for at least 20 trading days during any 30 consecutive trading day period.

If Q2 undergoes a fundamental change (as defined in the indenture governing the New Notes), holders may require Q2 to purchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain make-whole fundamental changes occur or Q2 calls the New Notes for redemption, Q2 will, in certain circumstances, increase the conversion rate for any New Notes converted in connection with such make-whole fundamental change or redemption.

Q2 will not receive any cash proceeds from the Exchange Transactions. In exchange for issuing the New Notes pursuant to the Exchange Transactions, Q2 will receive and cancel the exchanged 2023 Notes. Q2 estimates that net cash proceeds from the Subscription Transactions will be approximately $132.1 million after deducting estimated offering expenses for both the Exchange Transactions and the Subscription Transactions. Q2 intends to use net cash proceeds from the Subscription Transactions to pay the cost of the capped call transactions described below and for general corporate purposes.

The foregoing description of the Exchange and Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Exchange and Subscription Agreement, a copy of which was filed as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Capped Call Transactions

On November 11, 2020, in connection with the exchange and/or subscription agreements, Q2 entered into capped call transactions with certain dealers (the “Option Counterparties”). The funding of the capped call transactions is anticipated to occur on November 18, 2020. The capped call transactions are expected generally to reduce the potential dilution to Q2’s common stock upon any conversion of New Notes and/or offset any cash payments Q2 is required to make in excess of the principal amount of converted New Notes, as the case may be, in each case upon conversion of the New Notes. The strike price of the capped call transactions is set at 32.5% above the closing sale price of Q2’s stock on November 11, 2020, subject to a cap price of 200% above the closing sale price of Q2’s stock on November 11, 2020. Q2 expects to use approximately $39.8 million of the net proceeds from the Subscription Transactions to pay the cost of capped call transactions.

Q2 will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are evidenced by the capped call transactions. In connection with the conversion of any New Notes, subject to the cap feature described above, Q2 will be entitled to receive from the Option Counterparties an aggregate amount of cash and/or number of shares of Q2’s common stock, based on our settlement method election for the New Notes, for all New Notes converted on a conversion date generally corresponding to the amount by which the conversion settlement amount exceeds the $1,000 principal amount for each New Note that Q2 is obligated to deliver to holders of the New Notes under the indenture governing the New Notes.

The description of the capped call transactions contained herein is qualified in its entirety by reference to the form of Capped Call Confirmation, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Bond Hedge and Warrant Unwind Transactions

On November 11, 2020, in connection with the Exchange Transactions with respect to the 2023 Notes, Q2 entered into agreements with certain financial institutions (the “Existing Option Counterparties”) to terminate a portion of: (i) the convertible note hedge transactions entered into in connection with the issuance of the 2023 Notes (the “Existing Convertible Note Hedge Transactions”) in a notional amount corresponding to the principal amount of such 2023 Notes exchanged and (ii) the warrant transactions with the Existing Option Counterparties entered into in connection with the issuance of the 2023 Notes (the “Existing Warrant Transactions”) with respect to a number of shares equal to the notional shares underlying such 2023 Notes exchanged. In connection with such terminations and the related unwinding of the existing hedge position of the existing counterparties with respect to such transactions, such Existing Option Counterparties and/or their respective affiliates may sell shares of Q2’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the New Notes.

In connection with such terminations, Q2 anticipates that it will receive net proceeds from the Existing Option Counterparties equal to approximately $34.1 million, which it intends to use for general corporate purposes.

Forward-looking Statements:

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the Exchange Transactions and the Subscription Transactions, such uncertainties and circumstances include whether Q2 will consummate the Exchange Transactions and the Subscription Transactions, and the use of the net proceeds from the Subscription Transactions. Various factors could also adversely affect Q2’s operations, business or financial results in the future and cause Q2’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” section contained in Q2’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange and Subscription Agreement

10.2	Form of Capped Call Confirmation

99.1	Press Release, dated November 12, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

Date: November 12, 2020	By:	/s/ Matthew P. Flake
Matthew P. Flake
President and Chief Executive Officer